Investor Relations:
Thad Waugh
Vice President of Investor Relations
813-865-1284
thad.waugh@wellcare.com

WELLCARE DOUBLES MEMBERSHIP
DELIVERING 58% EARNINGS GROWTH

•	Successfully launched national stand-alone Medicare Prescription Drug Plan (PDP), adding 700,000 new PDP beneficiaries
•	First quarter revenues grew 74% to $730.4 million
•	Membership doubled to over 1.5 million
•	Medicare Advantage membership grew 38%
•	First quarter net income grew 58%

Tampa, Florida (May 8, 2006)— WellCare Health Plans, Inc. (NYSE: WCG) today announced that net income for the first quarter of 2006 increased 58% to $16.8 million, or $0.42 per diluted share, based on 40.0 million weighted average shares outstanding, compared with net income of $10.6 million, or $0.27 per diluted share, based on 39.5 million weighted average shares outstanding for the same period last year. First quarter 2006 revenues increased 74% to $730.4 million compared with $418.9 million for the first quarter of 2005.

“We continue to achieve industry-leading growth through new product and geographic expansions,” stated Todd S. Farha, President and Chief Executive Officer. “We are pleased to participate in the federal government’s groundbreaking effort to extend prescription drug coverage to our nation’s seniors, and we now rank among the top five PDPs nationally. Our focus on execution and operating discipline remains a competitive advantage, differentiating WellCare from other providers of government-sponsored managed care programs.”

Results of Operations for the First Quarter
Total Revenues: Total revenues in the first quarter of 2006 increased 74% to $730.4 million compared with $418.9 million for the same period last year. First quarter 2006 revenue increases were principally attributable to the Company’s strong growth in Medicaid and Medicare membership, including the addition of the Company’s PDP products.

Medical Benefits Expense: Medical benefits expense for the first quarter of 2006 was $599.1 million, representing 83.0% of premium revenues, compared with $344.9 million representing 82.9% of premium revenues for the same period last year.

Selling, General and Administrative Expense: Selling, general and administrative (SG&A) expense was $97.3 million for the first quarter of 2006, representing 13.3% of total revenues, compared with $51.2 million, or 12.2% of total revenues, for the same period last year. The increase in SG&A expense was primarily due to increased spending necessary to support and sustain our membership growth.

Net Income: Net income for the first quarter of 2006 was $16.8 million, or $0.42 per diluted share, based on 40.0 million weighted average shares outstanding, compared with net income of $10.6 million, or $0.27 per diluted share, based on 39.5 million weighted average shares outstanding for the same period last year.

WCG Doubles Membership
Delivering 58% Earnings Growth

May 8, 2006

Balance Sheet and Cash Flow Highlights
As of March 31, 2006, the Company had cash and cash equivalents of $789.7 million as well as investments classified as current assets of $147.8 million, for a total of $937.5 million in cash and short-term investments. For the quarter ended March 31, 2006, the Company’s net cash provided by operations was $224.6 million on a GAAP basis, which does not include adjustments for the timing of receipt of payments from the Company’s government partners. On an adjusted basis, excluding the cash provided by the change in unearned premiums of $193.4 million, the cash used in the change in receivables from government partners of $107.9 million and the cash provided by the change in premium receivables of $1.0 million, net cash provided by operations was $138.1 million, or 8.2x net income, for the quarter ended March 31, 2006. Days in claims payable was 52 at the end of the first quarter of 2006 compared with 55 at the end of the fourth quarter of 2005 and 54 at the end of the first quarter of 2005. The decline in days claims payable is due to the addition of WellCare’s PDP products, which carry a lower inherent days claims payable relative to the Company’s core business.

Membership and Other Operating Statistics:

Total Membership (excluding PDP)	Mar. 31, 2006	Mar. 31, 2005
Florida	531,000	530,000
New York	101,000	75,000
Illinois	90,000	68,000
Indiana	78,000	58,000
Connecticut	37,000	33,000
Louisiana	2,000	600
Total Membership (excluding PDP)	839,000	764,600

Total Membership (including PDP)
Medicaid Membership
TANF	590,000	553,000
SCHIP	89,000	82,000
SSI	59,000	58,500
FHP	27,000	17,500
Total Medicaid Membership	765,000	711,000

Medicare Membership
Medicare Advantage	74,000	53,600
PDP	703,500	-
Total Medicare Membership	777,500	53,600
Total Membership (including PDP)	1,542,500	764,600

	Three Months Ended March 31,
	2006	2005
Medical Benefits Ratio	83.0%	82.9%
SG&A Expense Ratio	13.3%	12.2%

	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005
Days in Claims Payable	52	55	54

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WCG Doubles Membership
Delivering 58% Earnings Growth

May 8, 2006

2006 Growth Initiatives
Medicare Prescription Drug Plan Benefits. On January 1, 2006, the Company commenced offering its national stand-alone prescription drug plans under Medicare Part D in all 34 PDP regions established by the Centers for Medicare & Medicaid Services. As of March 31, 2006, the Company had approximately 703,500 PDP members, net of the Company’s estimates of enrollments and disenrollments.

Georgia Expansion. In 2005, the Company was awarded Medicaid managed care contracts by the Georgia Department of Community Health (DCH), pursuant to which DCH is expected to transition approximately 1.1 million Medicaid and S-CHIP beneficiaries to Medicaid managed care plans. The Company anticipates a June 1, 2006, transition date for the Atlanta and Central regions. The Company also anticipates that the remaining four Georgia regions will transition to managed care on September 1, 2006, according to the state’s scheduled implementation timeline.

Guidance
The Company is raising its previously issued 2006 guidance of revenues of $3.1 billion and earnings per diluted share in the range of $2.37 to $2.42, based on 40.0 million weighted average shares outstanding. The Company is providing the following updated guidance for the full year 2006:

▪	Revenues of $3.4 billion; and
▪	Earnings per diluted share of $2.52 to $2.57, based on 40.4 million weighted average shares outstanding for the full year.

For the second quarter of 2006, the Company is providing the following guidance:

▪	Revenues of $770 million; and
▪	Earnings per diluted share of $0.48, based on 40.6 million weighted average shares outstanding.

Conference Call
The live broadcast of WellCare’s first quarter conference call will begin at 8:30 a.m. Eastern time on May 9, 2006. A 30-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to the live broadcast and online replay can be found on the Company’s website at www.wellcare.com, under the Investor Relations section, or at www.earnings.com.

Supplemental Information
The Company reports cash provided by operations on a non-GAAP basis to exclude cash provided by the change in unearned premiums and cash used in the change in premiums and other receivables. The Company believes that excluding changes in unearned premiums and premiums and other receivables is a better measure of cash flow from operations, as these changes are strictly a function of the timing of cash receipts from federal and state agencies at the end of a period.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare operates a variety of Medicaid and Medicare plans, including health plans for families, children, the aged, blind and disabled and prescription drug plans, currently serving over 1.5 million members nationwide. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

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WCG Doubles Membership
Delivering 58% Earnings Growth

May 8, 2006

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of the Company’s state or federal contracts; the Company’s lack of prior operating history, including lack of experience with network providers and health benefits management in expansion markets, including Georgia; the Company’s lack of prior operating history in its PDP plans and potential inability to accurately predict the number of members in the Company’s PDP plans, including those who enroll through affirmative choice as well as through auto-assignment and those who disenroll; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, including our ability to reinsure certain risks related to medical expenses; the potential for confusion in the marketplace concerning PDP programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP offerings, including the benefit structures; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including reductions in funding resulting from the escalating costs of prescription drugs; risks associated with periodic government reimbursement rate adjustments, the timing of the CMS risk-corridor payments to PDP providers and the accounting treatment for the PDP program; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions or sanctions and premium recoupment; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states and counties; risks associated with the Company’s substantial debt obligations; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2005 Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission in February 2006, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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WCG Doubles Membership
Delivering 58% Earnings Growth

May 8, 2006

WELLCARE HEALTH PLANS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Premium	$722,221	$415,866
Investment and other income	8,164	3,015
Total revenues	730,385	418,881

Expenses:
Medical benefits	599,084	344,926
Selling, general and administrative	97,265	51,248
Depreciation and amortization	3,090	2,042
Interest	3,384	3,205
Total expenses	702,823	401,421

Income before income taxes	27,562	17,460
Income tax expense	10,794	6,820
Net income	$16,768	$10,640

Net income per share:
Basic	$0.43	$0.29
Diluted	$0.42	$0.27

Weighted average
common shares outstanding:
Basic	38,590,948	37,250,621
Diluted	39,959,602	39,477,088

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WCG Doubles Membership
Delivering 58% Earnings Growth

May 8, 2006

WELLCARE HEALTH PLANS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	March 31,	Dec. 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$789,730	$421,766
Investments	147,755	94,160
Premiums, net	46,596	47,567
Prepaid expenses and other current assets	4,522	6,272
Other receivables from government partners	107,868	-
Income taxes receivable	-	11,575
Deferred income taxes	37,971	11,353
Other current assets	22,020	12,764
Total current assets	1,156,462	605,457
Property and equipment, net	44,206	37,057
Goodwill	185,779	185,779
Other intangibles, net	20,523	21,668
Restricted investment assets	51,649	37,308
Other assets	4,013	220
Total Assets	$1,462,632	$887,489

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Medical benefits payable	$346,532	$241,375
Unearned premiums	205,990	12,606
Accounts payable	6,625	4,867
Other accrued expenses	56,992	52,976
Deferred income taxes	1,684	1,260
Taxes payable	23,769	-
Current note payable to related party	25,000	25,000
Current portion of long-term debt	1,600	1,600
Funds held for the benefit of members	201,810	-
Other current liabilities	374	358
Total current liabilities	870,376	340,042
Long-term debt	155,101	155,461
Accrued interest	-	85
Deferred income taxes	17,104	16,577
Other liabilities	5,862	5,200
Commitments and contingencies	-	-
Total liabilities	1,048,443	517,365
Stockholders' Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	-	-
Common stock, $0.01 par value (100,000,000 authorized, 40,342,345 and 39,428,032 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively)	403	394
Paid-in capital	267,648	240,337
Retained earnings	146,138	129,372
Accumulated other comprehensive income	-	21
Total stockholders' equity	414,189	370,124
Total Liabilities and Stockholders' Equity	$1,462,632	$887,489

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WCG Doubles Membership
Delivering 58% Earnings Growth

May 8, 2006

WELLCARE HEALTH PLANS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
	Three Months Ended March 31,
	2006	2005
Cash from operating activities:	$16,768	$10,640
Net income
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	3,090	2,042
Realized (losses) gains on investments	(21)	7
Loss on disposal of fixed assets	1,250	-
Equity-based compensation expense, net of tax benefit	6,777	719
Incremental tax benefit received for option exercises	(1,027)	-
Accreted interest	40	40
Deferred taxes, net	(25,667)	(1,991)
Lease incentives	618	-
Changes in operating accounts:
Premiums	971	7,636
Receivables from government partners	(107,868)	-
Prepaid expenses and other current assets	1,750	590
Medical benefits payable	105,157	16,336
Unearned premiums	193,384	1,004
Accounts payable and accrued expenses	7,095	(1,169)
Accrued interest	(85)	257
Taxes payable, net	35,344	7,246
Other, net	(12,989)	(53)
Net cash provided by operating activities	224,587	43,304
Cash from investing activities:
Proceeds from sale and maturities of investments	775	25,174
Purchases of investments	(54,370)	(123,405)
Purchases and dispositions of restricted investments, net	(14,341)	(29)
Additions to property and equipment, net	(11,665)	(2,098)
Net cash used in investing activities	(79,601)	(100,358)
Cash from financing activities:
Proceeds from common stock issuance, net	18,830	-
Proceeds from option exercise	1,711	572
Incremental tax benefit received for option exercises	1,027	-
Repayments on debt	(400)	(400)
Funds received for the benefit of members, net of disbursements	201,810	-
Net cash provided by financing activities	222,978	172
Cash and cash equivalents:
Increase (decrease) during the period	367,964	(56,882)
Balance at beginning of period	421,766	397,627
Balance at end of period	$789,730	$340,745
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes	$240	$1,571
Cash paid for interest	$3,295	$2,643
Non-cash property and equipment additions	$1,321	$-

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